		                                     EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE

                                          		Three months ended         Six months ended
                                         		      March 31,                March 31,
(In thousands, except per share amounts)	     1994	      1993  	  1994   	  1993
                                            	    (Unaudited)	    (Unaudited)
Earnings per Common and
 Common Equivalent Share:
	Net income available to common ................ $   318	  $ 1,862	$ 9,679 	$ 3,334

Shares:

	Weighted average common shares
    outstanding ..................................42,993	   40,148	 41,896	 39,934


Adjustments:

(a)  Assumed issuances under
      stock option and stock
      purchase plans ............................. 1,341 	  1,748	  1,265	   1,706

(b)  Assumed exercise of warrants................. 1,966    1,827   1,825 	  1,742

Total shares .....................................46,300 	 43,723	 44,986 	 43,382



Earnings per common share........................$   .01	$   .04	$   .22	   $ .08

       2		                                     EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE
ASSUMING FULL DILUTION

                                           		Three months ended         Six months ended
		                                               March 31,                March 31,
(In thousands, except per share amounts)	     1994	       1993      	  1994	     1993
 		    (Unaudited)	    (Unaudited)
Earnings per Common and
 Common Equivalent Share:

	Net income available to common ................	 $   318	$ 1,862	$ 9,679 	$ 3,334

Shares:

	Weighted average common shares
    outstanding ..................................	 42,993	 40,148 41,896 	 39,934


Adjustments:

(a)  Assumed issuances under
      stock option and stock
      purchase plans .............................	   1,392 	  1,812	  1,391	  1,785

(b)  Assumed exercise of warrants.................	   2,046 	  1,846   2,103 	 1,790

Total shares .....................................	  46,431 	 43,806	 45,390	 43,509



Earnings per common share.........................	 $   .01	$   .04	$   .22	$   .08
